Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BIG WEST OIL PARTNERS, LP

This Certificate of Limited Partnership of Big West Oil Partners, LP (the “Partnership”), dated as of December 3, 2007, is being duly executed and filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1. Name. The name of the limited partnership is Big West Oil Partners, LP

2. Registered Office; Registered Agent. The address of the registered office of the Partnership required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process on the Partnership required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3. General Partner. The name and the business address of the sole general partner are:

Big West GP, LLC

1104 Country Hills Drive

Ogden, UT 84403

EXECUTED, as of the date written first above.

BIG WEST GP, LLC By: BIG WEST HOLDINGS, LLC Its Sole Member By: BIG WEST OIL, LLC Its Sole Member

By:	/s/ Fred L. Greener
Fred L. Greener Executive Committee Chairman